Exhibit 99.1
Perot Systems Corporation
2300 West Plano Parkway
Plano, TX 75075
+1 972 577 0000
www.perotsystems.com
Media Contacts:
Perot Systems
Corporation
Joe McNamara
+1 972 577-6165
joe.mcnamara@ps.net
Investor Contact:
John Lyon
+1 972 577-6132
+1 972-577-6791 fax
john.lyon@ps.net
—— Perot Systems News Release ——
Perot Systems Reports Third Quarter 2008
Financial Results
Plano, TX – November 4, 2008 — Perot Systems Corporation (NYSE: PER) today announced third quarter 2008 financial results:
•	Revenue was $711 million, an increase of 9% year-to-year over third quarter 2007 revenue of $655 million.
•	Earnings per share (diluted) was $.25, an increase of 25% over third quarter 2007 earnings per share (diluted) of $.20.
•	Operating profit margin expanded year-to-year by 40 basis points to 6.8% for the third quarter of 2008.
•	New contract signings totaled $184 million for the third quarter of 2008, bringing the total value of new contracts signed during the past twelve months to $1.4 billion. Total bookings, which include contract renewals, totaled $473 million for the third quarter of 2008, bringing the total value of bookings during the past twelve months to $3.0 billion.
•	Operating Cash Flow and Capital Expenditures for the third quarter of 2008 totaled $58 million and $11 million, respectively. Trailing twelve month Operating Cash Flow and Capital Expenditures were $221 million and $47 million, respectively.
•	As of September 30, 2008, Cash totaled $246 million, and Debt totaled $185 million.
“We are pleased with our third quarter financial results and the progress we made building our business,” said Peter Altabef, president and CEO for Perot Systems. “We expanded revenue, profit margins, and earnings in the quarter. The sound business model and market position we have developed has continued to serve us well.”

Perot Systems Earnings Release	2 of 9
Business Outlook
In October, Perot Systems signed a new seven-year contract extension with Catholic Healthcare West, extending the services relationship it originally signed in 2001. With this new contract, Perot Systems has signed contract extensions with two of its largest five clients during 2008.
As part of the new contract extension with CHW, Perot Systems will transition the third party contract management function back to the client. The pass-through revenue associated with this operation has grown significantly since the beginning of the original contract, producing $60 million of revenue during the first nine months of 2008. While this change will reduce revenue going forward, it will provide a profit margin benefit because the revenue was predominately pass-through expenses. From the third quarter of 2008 to the fourth quarter of 2008, this will result in a reduction to revenue of approximately $16 million, but will have an insignificant reduction to gross profit.
Other recent contract extension activity includes several successful Federal Government contract extensions. On one of these re-competed contracts, Perot Systems retained its core services, but moved from a prime contractor role to a subcontractor role to meet the agency’s requirements. This will result in a $5 million quarterly reduction in previous subcontractor revenue going from the third quarter of 2008 to the fourth quarter of 2008, but essentially no profit impact.
For the fourth quarter of 2008, Perot Systems expects normal seasonality to pressure revenue and earnings per share (diluted) by up to $4 million and $.02 per share, respectively. Including this effect, Perot Systems expects earnings per share (diluted) to range from $.23 to $.25.
Perot Systems expects revenue for the fourth quarter of 2008 to range from $680 million to $695 million, which includes the $25 million reduction to revenue associated with recent contract extensions and the effect of seasonality, as noted above.

Perot Systems Earnings Release	3 of 9
Conference Call
Perot Systems will hold a conference call to review third quarter 2008 results of operations on November 4, 2008, at 10:15 a.m. EST. Parties interested in participating may join the conference call via the Internet at www.perotsystems.com. Additionally, Perot Systems has published a downloadable summary of its third quarter 2008 financial results at www.perotsystems.com.
Perot Systems Corporation
Condensed Consolidated Income Statements
For the Three Months Ended September 30, 2007 and 2008
(Millions of USD, except per share amounts)
Unaudited

	Three Months Ended
	September 30
	2007	2008
Revenue	$655	$711
Direct cost of services	542	587

Gross profit	113	124
Selling, general & admin	71	76

Operating income	42	48
Interest expense, net	(1)	—

Income before taxes	41	48
Provision for income taxes	16	18

Net income	$25	$30

Earnings per share (diluted) data:
Earnings per share (diluted)	$.20	$.25
Shares outstanding (diluted)	125	123

Perot Systems Earnings Release	4 of 9
Perot Systems Corporation
Revenue Summary
For the Three Months Ended September 30, 2008
(Millions of USD)
Unaudited

Revenue
3Q 2007	$655

Growth/(Decrease) Related to:
New major contract signings	23
TTM acquisitions 1)	7
Accounts	6

Industry Solutions	36

Government Services	21

Inter-segment eliminations 2)	(1)

3Q 2008	$711

		Year-to-
		Year	% of
	Revenue	Growth	Total
Healthcare	$330	2%	46%
Commercial	214	17%	30%

Industry Solutions 1)	544	7%	76%

Government Services	168	14%	24%

Inter-segment eliminations 2)	(1)	n/m	n/m

Total	$711	9%	100%

Perot Systems Earnings Release	5 of 9
Perot Systems Corporation
Condensed Consolidated Balance Sheets
As of December 31, 2007 and September 30, 2008
(Millions of USD)
Unaudited

	As of	As of
	12/31/2007	9/30/2008
Cash and cash equivalents	$187	$246
Short-term investments	23	—
Accounts receivable, net	477	488
Prepaid expenses and other	70	91

Total current assets	757	825
Property, equip. & software, net	235	216
Goodwill	713	721
Other non-current assets	195	214

Total assets	$1,900	$1,976

Current liabilities	$330	$358
Long-term liabilities	327	313
Stockholders’ equity	1,243	1,305

Total liabilities & stockholders’ equity	$1,900	$1,976

Perot Systems Earnings Release	6 of 9
Perot Systems Corporation
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended September 30, 2007 and 2008
(Millions of USD)
Unaudited

	Three Months Ended
	9/30/2007	9/30/2008
Net income	$25	$30
Depreciation and amortization	26	29
Changes in assets and liabilities (net of effects from acquisitions of businesses) and other non-cash items	6	(1)

Net cash provided by operating activities	57	58

Purchases of property, equipment & software	(18)	(11)
Acquisitions of businesses, net	(86)	2
Other investing, net	—	1

Net cash used in investing activities	(104)	(8)

Proceeds from issuance of long-term debt	55	—
Proceeds from issuance of common stock	6	2
Proceeds from issuance of treasury stock	—	11
Other financing activities	(1)	(1)

Net cash provided by financing activities	60	12

Effect of exchange rate changes on cash	4	(12)

Net cash flow	$17	$50

Perot Systems Earnings Release	7 of 9
Segment Information
In the third quarter of 2008, we combined our Consulting and Applications Solutions line of business with our Industry Solutions line of business, resulting in a reduction from three segments to two segments: Industry Solutions and Government Services. This realignment helps us unify teams where these two lines of business had an overlap in end markets, leverage our domain expertise, and build upon the growing collaboration between these lines of business in providing globally delivered services. The tables below provide historical data for the newly realigned lines of business.
Perot Systems Corporation
Revenue and Pretax Income by Reporting Segment
(Millions of USD)
Unaudited

	FY	Three Months Ended (2007)
	2006	Mar 31	Jun 30	Sep 30	Dec 31 3)
Industry Solutions	$2,009	$477	$491	$508	$585
Government Services	291	114	145	147	148
Other	(2)	(1)	(1)	—	(1)

Total Revenue	$2,298	$590	$635	$655	$732

Industry Solutions	$101	$29	$31	$37	$81
Government Services	19	5	6	6	9
Other	—	—	(1)	(2)	(19)

Total Pretax Income	$120	$34	$36	$41	$71

Perot Systems Earnings Release	8 of 9

	Three Months Ended (2008)
	Mar 31	Jun 30	Sep 30
Industry Solutions	$519	$545	$544
Government Services	161	161	168
Other	—	(1)	(1)

Total Revenue	$680	$705	$711

Industry Solutions	$40	$44	$39
Government Services	5	3	9
Other	—	—	—

Total Pretax Income	$45	$47	$48

Footnotes

1.	During the past twelve months, Perot Systems acquired HighQIT for the manufacturing industry GmbH (HighQIT) and Original Solutions Limited. These acquisitions contributed $7 million of revenue for the third quarter of 2008, which is reported in the Commercial area of our Industry Solutions line of business.

2.	Inter-segment eliminations relate to the revenue associated with services provided by delivery organizations within our Industry Solutions line of business to clients in our Government Services line of business.

3.	For the three months ended December 31, 2007, Perot Systems recognized revenue of $59 million and pretax income of $46 million related to a client termination, all of which is reported within the Industry Solutions line of business. In addition, Perot Systems recorded $18 million of expense related to cost reduction activities, which is reported in the Other segment.

Perot Systems Earnings Release	9 of 9
About Perot Systems
Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations and create new levels of customer value. Headquartered in Plano, Texas, Perot Systems reported 2007 revenue of $2.6 billion. The company has more than 23,000 associates located in the Americas, Europe, Middle East and Asia Pacific. Additional information on Perot Systems is available at http://www.perotsystems.com/.
This press release contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. For factors that could affect our business and cause actual results to differ materially, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/, as updated in our Quarterly Reports on Form 10-Q filed after such Form 10-K, for additional information regarding risk factors. We disclaim any intention or obligation to revise any forward- looking statements whether as a result of new information, future developments, or otherwise.
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